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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

  The Board of Directors and Shareholders of
  Telewest Communications plc:

  We consent to the incorporation by reference in the Post-effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-4 No. 33-65311 of Tele-Communications, Inc. of our report, dated March 11, 1997, relating to the consolidated balance sheet of Telewest Communications plc and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations and cash flows for each of the years in the three year period ended December 31, 1996, which report appears in the December 31, 1996 Annual Report on Form 10-K of Tele-Communications, Inc. and to the reference to our firm under the heading "Experts" in the prospectus.

  /s/ KPMG Audit Plc
  KPMG Audit Plc
  Chartered Accountants
  Registered Auditors


  London, England
  May 7, 1997